EXHIBIT 4.1

Certain transfers of these shares are restricted by the Corporation's Articles of Incorporation. See reverse.

NUMBER

HMB

# HOMEBANC CORP

BUILDING A LEGACY

SHARES

This certificate is transferable in Chicago, IL, Canton, MA, Jersey City, NJ or New York, NY

**Common Stock**

Incorporated under the laws of the State of Georgia

CUSIP 43738R 10 9

See reverse for certain details

*This Certifies that*

Certificate of Stock

*is the registered holder of*

OF THE $0.01 PAR VALUE AUTHORIZED COMMON STOCK OF HOMEBANC CORP. WHICH ARE FULLY PAID AND NON-ASSESSABLE AND WHICH ARE *transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.*

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE INVESTOR SERVICES, LLC

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

DATED:

Secretary

Patrick S. Flood

Chairman

HomeBanc Corp 2004

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and for certain other purposes under the Code. Except as expressly provided or permitted in the Corporation’s Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own Shares more than 9.8% of (a) the aggregate Market Price of all outstanding Shares of all classes and series or (b) the number or aggregate Market Price (whichever is more restrictive) of all outstanding Shares of Common Stock, (ii) no Person may engage in any Transfer that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code), (iii) no Person may Beneficially Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (iv) no Person may Beneficially Own or Constructively Own Shares that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) no Disqualified Person may Beneficially Own Shares, and (vi) no Person may otherwise engage in any Transfer that, if effective, would result in the termination of the status of the Corporation as a REIT under the REIT Provisions of the Code. Copies of the full restrictions contained in the Corporation’s Articles of Incorporation may be obtained upon request from the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	___________ Custodian ___________
TEN ENT	– as tenants by the entireties		(Cust) (Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated _______________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.